EXHIBIT 23.1

                          REPORT ON SCHEDULE

The Board of Directors
Delta Woodside Industries, Inc.

Under date of August 14, 1998, we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 27, 1998 and June 28, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 27, 1998, as contained in the 1998 annual report
to stockholders.   These consolidated financial statements and our
report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended June 27, 1998, as listed in Item 14(d) of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ KPMG Peat Marwick LLP

Greenville, South Carolina              KPMG Peat Marwick LLP
August 14, 1998




                     INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.

We consent to the incorporation by reference in the registration statements (Delta Woodside Industries, Inc. Stock Option Plan - Nos. 33-38930, 333-01381 and 333-45767; Delta Woodside Industries, Inc. Incentive Stock Award Plan - Nos. 33-38931, 333-01383 and 333-45771;
Delta Woodside Industries, Inc. Long-term Incentive Stock Award Plan
No. 333-45769) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated August 14, 1998, relating to the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 27, 1998 and June 28, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 27, 1998, and related schedule, which reports are incorporated by reference or appear in the 1998 annual report on Form 10-K of Delta Woodside Industries, Inc.



                                          /s/ KPMG Peat Marwick LLP

Greenville, South Carolina               KPMG Peat Marwick LLP
September 25, 1998